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                                                                     Exhibit 3.6

                                     BY-LAWS
                                       OF
                                 LIQUOR.COM INC.

ARTICLE 1

                                     OFFICES

         The corporation shall continuously maintain in the State of Delaware, a registered office and a registered agent whose office is identical with such registered office and may have other offices within or without the state. The address of the corporation's registered office in the State of Delaware is National Registered Agents, Inc., 9 East Loockerman, Dover, County of Kent, 19901. The name of the corporation's registered agent at such address is the National Registered Agents, Inc. The corporation reserves the power to change its registered agent and registered office at any time.

ARTICLE 2

                                  STOCKHOLDERS

         SECTION 1. ANNUAL MEETING. An annual meeting of the stockholders shall be held not less than thirty (30) days after delivery of the annual report, but within six (6) months after the end of each fiscal year, for the purpose of electing directors and for the transaction of such other business, as may come before the meeting.

         SECTION 2. SPECIAL MEETINGS. Special meetings of the stockholders may be called either by the chairperson of the board, the chief executive officer, the board of directors, or by any stockholders who hold in the aggregate not less than ten percent (10%) of the outstanding shares of common stock for the purpose or purposes stated in the call of the meeting.

         SECTION 3. PLACE OF MEETINGS. Each meeting of the stockholders for the election of directors shall be held at the date, time and place, either within or without the State of Delaware, as may be designated by resolution of the board of directors. Meetings of stockholders for any other purpose may be held at such place, within or without the State of Delaware, and at such time as shall be determined pursuant to Section 2 of this ARTICLE II, and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

         SECTION 4. NOTICE OF MEETINGS. A written notice of each meeting of stockholders, stating the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given to each stockholder entitled to vote at the meeting. Unless otherwise provided by the General Corporation Law of Delaware ("Delaware Law"), the notice shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting, and, if mailed, shall be deposited in the United States mail, postage prepaid, both directed to the stockholder at his address as it


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appears on the records of the corporation. No notice need be given to any person with whom communication is unlawful, nor shall there be any duty to apply for any permit or license to give notice to any such person.

         SECTION 5. WAIVER OF NOTICE. Anything herein to the contrary notwithstanding, with respect to any stockholder meeting, any stockholder who in person or by proxy shall have waived in writing notice of the meeting, either before or after such meeting, or who shall attend the meeting in person or by proxy, shall be deemed to have waived notice of such meeting unless he attends for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

         SECTION 6. QUORUM; MANNER OF ACTING AND ORDER OF BUSINESS. Subject to the provisions of these by-laws, the Certificate of Incorporation and Delaware Law as to the vote that is required for a specified action, the presence in person or by proxy of the holders of a majority of the outstanding shares of the corporation entitled to vote at any meeting of stockholders shall constitute a quorum for the transaction of business. The vote of the holders of a majority of the shares of the corporation's stock entitled to vote, present in person or represented by proxy, shall be binding on all stockholders of the corporation, unless the vote of a greater number or voting by classes is required by law or the Certificate of Incorporation or these by-laws. The stockholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

         In the absence of a quorum, stockholders holding a majority of the shares present in person or by proxy and entitled to vote, regardless of whether or not they constitute a quorum, or if no stockholders are present, any officer entitled to preside at or act as secretary of the meeting, may adjourn the meeting to another time and place. Any business which might have been transacted at the original meeting may be transacted at any adjourned meeting at which a quorum is present. No notice of an adjourned meeting need be given if the time and place are announced at the meeting at which the adjournment is taken except that, if adjournment is for more than thirty (30) days or if, after the adjournment, a new record date is fixed for the meeting, notice of the adjourned meeting shall be given pursuant to Section 4 of this ARTICLE II.

         Meetings of the stockholders shall be presided over by the chairperson of the board, or in his or her absence, by the chief executive officer, or in his absence, by the president, or in the absence of the foregoing persons, by a chairperson designated by the board of directors, or in the absence of such designation, by a chairperson chosen at the meeting. The secretary shall act as secretary of the meeting, but in his absence the chairperson of the meeting may appoint any person to act as secretary of the meeting. The order of business at all meetings of the stockholders shall be


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determined by the chairperson. The order of business so determined, however, may be changed by vote of the holders of a majority of the shares present at the meeting in person or represented by proxy.

         SECTION 7. VOTING; PROXIES. Each stockholder of record on the record date, as determined pursuant to Section 6 of ARTICLE VI, shall be entitled to one vote for every share registered in his name. Voting at meetings of stockholders need not be by written ballot. Each stockholder entitled to vote at any meeting of stockholders or to express consent to or dissent from corporate action in writing without a meeting may authorize another person to act for him by proxy. No proxy shall be valid after three years from its date of execution, unless the proxy provides for a longer period.

         SECTION 8. INSPECTORS OF ELECTION.

         (1) In advance of any meeting of stockholders, the board of directors may appoint inspectors of election to act at each meeting of stockholders and any adjournment thereof. If inspectors of election are not so appointed, the chairperson of the meeting may, and upon the request of any stockholder or his proxy shall, appoint inspectors of election at the meeting. The number of inspectors shall be either one or three. If appointed at the meeting upon the request of one or more stockholders or proxies, the vote of the holders of a majority of shares present shall determine whether one or three inspectors are appointed. In any case any person appointed as an inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment made by the directors in advance of the convening of the meeting or at the meeting by the person acting as chairperson.

         (2) The inspectors of election shall determine the outstanding stock of the corporation, the stock represented at the meeting and the existence of a quorum, shall receive votes, ballots, or consents, shall count and tabulate all votes and shall determine the result; and in connection therewith, the inspector shall determine the authority, validity and effect of proxies, hear and determine all challenges and questions, and do such other ministerial acts as may be proper to conduct the election or vote with fairness to all stockholders. If there are three inspectors of election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all. If no inspectors of election are appointed, the secretary shall pass upon all questions and shall have all other duties specified in this Section.

         (3) Upon request of the chairperson of the meeting or any stockholder or his proxy, the inspector(s) of election shall make a report in writing of any challenge or question or other matter determined by him and shall execute a certificate of any fact found in connection therewith. Any such report or certificate shall be filed with the record of the meeting.

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         SECTION 9. ACTION WITHOUT A MEETING. Any action required to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest dated consent delivered in the manner required by this Section 9, ARTICLE II to the corporation, written consents signed by a sufficient number of stockholders to take action are delivered to the corporation in such manner. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

         SECTION 10. REVOCATION OF CONSENT. Any stockholder giving a written consent, or the stockholder's proxyholders, or a transferee of the shares or a personal representative of the stockholder or its respective proxyholder, may revoke the consent by a writing received by the corporation prior to the time that written consents of the number of shares required to authorize the proposed action have been filed with the secretary of the corporation, but may not do so thereafter. Such revocation is effective upon its receipt by the secretary of the corporation.

ARTICLE 3

                                    DIRECTORS

         SECTION 1. NUMBER, TENURE AND QUALIFICATIONS.

         (1) The number of directors of the corporation shall be not less than two (2) and not more than seven (7) members. Within these parameters, the board of directors may by resolution from time to time determine the number of directors. Initially, the number of directors shall be two(2).

         Each director elected shall hold office until the next annual meeting of stockholders or until his successor shall have been duly elected and qualified or until his earlier resignation or removal. Unless the Certificate of Incorporation fixes the number of directors, the number of directors may be increased or decreased

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from time to time by an amendment of this section; but no decrease shall have the effect of shortening the term of any incumbent director. Directors need not be residents of the State of Delaware, or stockholders of the corporation.

         (2) Any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors, unless otherwise provided under Delaware Law or the Certificate of Incorporation.

         SECTION 2. RESIGNATIONS. Any director may resign at any time by giving written notice to the chairperson of the board or to the chief executive officer.

         SECTION 3. MEETINGS. Meetings of the board of directors may be called by or at the request of the chairperson of the board, the chief executive officer or a majority of the directors. The person or persons authorized to call meetings of the board of directors may fix any place as the place for holding any meeting of the board of directors called by them. Meetings of the board of directors may be held within or outside the State of Delaware.

         SECTION 4. BUSINESS OF MEETINGS. Except as otherwise expressly provided in these by-laws, any and all business may be transacted at any meeting of the board of directors.

         SECTION 5. NOTICE OF MEETINGS. Notice of any meeting shall be given at least one (1) day previous thereto by prior written notice to each director at his principal place of business or residence.

         SECTION 6. ATTENDANCE BY TELEPHONE. Directors may participate in meetings of the board of directors by means of conference telephone or similar communications equipment by means of which all directors participating in the meeting can hear one another, and such participation shall constitute presence in person at the meeting.

         SECTION 7. QUORUM AND MANNER OF ACTING; ADJOURNMENT. A majority of the directors shall constitute a quorum for the transaction of business at any meeting of the board of directors and the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the board.

         SECTION 8. ACTION WITHOUT A MEETING. Any action which could be taken at a meeting of the board of directors may be taken without a meeting if all of the directors consent to the action in writing and the writing or writings are filed with the minutes of proceedings of the board.

         SECTION 9. FILLING OF VACANCIES. A vacancy or vacancies in the board of directors shall exist when any previously authorized


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position of director is not then filled by a duly elected director, whether caused by death, resignation or removal. Any newly created directorship or any vacancy occurring in the board of directors for any cause may be filled by a majority of the remaining members of the board of directors, although such majority is less than a quorum, or by a plurality of the votes cast at a meeting of stockholders and each director so elected shall hold office until the expiration of the term of office of the director whom he has replaced or until his successor is elected and qualified.

         Vacancies and newly created directorships resulting from an increase in the authorized number of directors elected by all the stockholders having the right to vote as a single class may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

         If at any time, by reason of death or resignation or other cause, the corporation should have no directors in office, then any officer or any stockholder or an executor, administrator, trustee or guardian of a stockholder, or other fiduciary entrusted with like responsibility for the person or estate of a stockholder, may call a special meeting of stockholders in accordance with the Certificate of Incorporation or the by-laws, or may apply to the Court of Chancery for a decree summarily ordering an election as provided in Section 211 of Delaware Law.

         SECTION 10. COMPENSATION OF DIRECTORS. The board of directors shall have the authority to fix the compensation of directors, unless otherwise provided in the Certificate of Incorporation.

         SECTION 11. PRESIDING OFFICER. The presiding officer at any meeting of the board of directors shall be the chairperson of the board, or if such person is absent, any other director elected chairperson by vote of a majority of the directors present at the meeting.

         SECTION 12. COMMITTEE. The board of directors, by resolution adopted by a majority of the number of directors fixed by the by-laws or otherwise, may designate one (1) or more committees, each committee to consist of one (1) or more directors of the corporation, which committees, to the extent provided in such resolution, shall have and exercise all of the authority of the board of directors in the management of the corporation, except as otherwise required by law. The board of directors may designate one (1) or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

ARTICLE 4

                                    OFFICERS


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         SECTION 1. NUMBER. The officers of the corporation may consist of the chief executive officer, the president, the chief financial officer, the chairperson of the board, the vice president(s) (the number thereof to be determined by the board of directors), the secretary, and such assistant secretaries or any other officers hereunto authorized or elected by the board of directors. Any two or more offices may be held by the same person.

         SECTION 2. ELECTION AND TERM OF OFFICE. The officers of the corporation shall be elected by the board of directors at their first meeting and thereafter at any subsequent meeting and shall hold their offices for such term as determined by the board of directors. Each officer shall hold office until his successor is duly elected and qualified, or until his death or disability, or until he resigns or is removed from his duties in the manner hereinafter provided.

         SECTION 3. REMOVAL AND RESIGNATION. Any officer may be removed, either with or without cause, by a majority of the directors, then in office, at any meeting of the board of directors. Any officer may resign at any time by giving written notice to the corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein.

         SECTION 4. VACANCIES. A vacancy in any office because of death, resignation or removal or any other cause may be filled for the unexpired portion of the term by the board of directors.

         SECTION 5. CHIEF EXECUTIVE OFFICER. The chief executive officer shall be the chief executive officer of the corporation and shall be in charge of the business and affairs of the corporation and shall exercise such other powers and perform such other duties as the board of directors may from time to time assign to him or her or as may be prescribed by these by-laws.

         SECTION 6. PRESIDENT. The president shall be an executive officer of the corporation. Subject to the direction and control of the board of directors and the chief executive officer, the president shall have such duties and responsibilities as delegated by the chief executive officer and the board of directors.

         SECTION 7. VICE PRESIDENT. The vice president (or in the event there be more than one vice president, each of the vice presidents), if one shall be elected, shall assist the president and chief executive officer in the discharge of their duties, as they may direct and shall perform such other duties as from time to time may be assigned to him by them or by the board of directors.

         SECTION 8. CHAIRPERSON OF THE BOARD. The chairperson of the board of directors shall have the power to preside at all meetings of the board of directors and shall have such other powers and duties as provided in these By-Laws and as the board of


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directors or the chief executive officer may from time to time prescribe.

         SECTION 9. CHIEF FINANCIAL OFFICER. The chief financial officer, if any, shall be the treasurer, principal accounting and financial officer of the corporation. The chief financial officer shall: (i) have charge of and be responsible for the maintenance of the adequate books and records for the corporation; (ii) have charge and custody of all funds and securities of the corporation, and be responsible therefor and for the receipt and disbursement thereof; and (iii) perform all the duties incident to the office of chief financial officer and such other duties as from time to time may be assigned to him by the chief executive officer or by the board of directors. If required by the board of directors, the chief financial officer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the board of directors may determine.

         SECTION 10. SECRETARY. The secretary shall: (i) record the minutes of the stockholders and of the board of directors' meetings in one or more books provided for that purpose; (ii) see that all notices are duly given in accordance with the provisions of these by-laws or as required by law; (iii) be custodian of the corporate books and records and of the seal of the corporation;
(iv) keep a register of the post-office address of each stockholder which shall be furnished to the secretary by such stockholder; (v) sign with the chief executive officer or the president or a vice president or any other officer hereunto authorized by the board of directors, certificates for the shares of the corporation, the issue of which shall have been authorized by the board of directors, and any contracts, deeds, mortgages, bonds or other instruments which the board of directors have authorized to be executed, according to the requirements of the form of the instrument, except when a different mode of execution is expressly prescribed by the board of directors or these by-laws;
(vi) have general charge of the stock transfer books of the corporation; (vii) perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him by the president or by the board of directors.

         SECTION 11. SALARIES. The salaries of the officers shall be fixed from time to time by the board of directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation.

ARTICLE 5

                      CONTRACTS, LOANS, CHECKS AND DEPOSITS

         SECTION 1. CONTRACTS. The board of directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation and such authority may be general or confined to specific instances.

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         SECTION 2. LOANS. No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name, unless authorized or ratified by a resolution of the board of directors. Such authority may be general or confined to specific instances.

         SECTION 3. CHECKS, DRAFTS, ETC. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued by the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the board of directors.

         SECTION 4. DEPOSITS. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the board of directors may select.

ARTICLE 6

                    CERTIFICATES OF STOCK AND THEIR TRANSFER

         SECTION 1. STOCK RECORD AND CERTIFICATES. Records shall be kept by or on behalf of the corporation, which shall contain the names and addresses of stockholders, the number of shares held by them respectively, and the number of certificates, if any, representing the shares, and in which there shall be recorded all transfers of shares. Every stockholder shall be entitled to a certificate signed by the chairperson of the board of directors, or the president or a vice president, and by the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the corporation, certifying the class and number of shares owned by him/her in the corporation, provided that any and all signatures on a certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he or it were such officer, transfer agent or registrar at the date of issue.

         SECTION 2. TRANSFER AGENTS AND REGISTRARS. The board of directors may, in its discretion, appoint one or more responsible banks or trust companies as the board may deem advisable, from time to time, to act as transfer agents and registrars of shares of the corporation; and, when such appointments shall have been made, no certificate for shares of the corporation shall be valid until countersigned by one of such transfer agents and registered by one of such registrars.

         SECTION 3. STOCKHOLDERS' ADDRESSES. Every stockholder or transferee shall furnish the secretary or a transfer agent with the address to which notice of meetings and all other notices may be served upon or mailed to such stockholder or transferee, and in

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default thereof, such stockholder or transferee shall not be entitled to service or mailing of any such notice.

         SECTION 4. LOST CERTIFICATES. In case any certificate for shares of the corporation is lost, stolen or destroyed, the board of directors, in its discretion, or any transfer agent duly authorized by the board, may authorize the issue of a substitute certificate in place of the certificate so lost, stolen or destroyed. The corporation may require the owner of the lost, stolen or destroyed certificate or his legal representative to give the corporation a bond sufficient to indemnify the corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertified shares.

         SECTION 5. DISTRIBUTIONS TO STOCKHOLDERS. To the extent permitted by Delaware Law and subject to any restrictions contained in the Certificate of Incorporation, the directors may declare and pay dividends upon the shares of its capital stock in the manner and upon the terms and conditions provided by Delaware Law and the Certificate of Incorporation.

         SECTION 6. RECORD DATES. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders, or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of shares or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date which shall be not more than sixty (60) nor less than ten (10) days before the date of any meeting of stockholders, and not more than sixty (60) days prior to any other action.

         A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

         In order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the board of directors. In such case, those stockholders, and only those stockholders, who are stockholders of record on the date fixed by the board of directors shall, notwithstanding any subsequent transfer of shares on the books of the corporation, be entitled to notice of and to vote at such meeting of stockholders, or any adjournment thereof, or to express consent to such corporate action in writing without a meeting, or entitled to receive payment of such dividend or other distribution or allotment of rights, or

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entitled to exercise rights in respect of any such change, conversion or exchange of shares or to participate in any such other lawful action.

         SECTION 7. TRANSFERS OF SHARES. Shares of the corporation may be transferred by delivery of the certificates therefor, accompanied either by an assignment in writing on the back of the certificates, or by written power of attorney to sell, assign and transfer the same, signed by the record holder thereof; but no transfer shall affect the right of the corporation to pay any distribution upon the shares to the holder of record thereof, or to treat the holder of record as the holder in fact thereof for all purposes, and no transfer shall be valid, except between the parties thereto, until such transfer shall have been made upon the books of the corporation.

         SECTION 8. REPURCHASE OF SHARES ON OPEN MARKET. The corporation may purchase its shares on the open market and invest its assets in its own shares, provided that in each case the consent of the board of directors shall have been obtained.

ARTICLE 7

                                 INDEMNIFICATION

         SECTION 1. DEFINITIONS. For purposes of this ARTICLE VII:

         "Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this
ARTICLE VII with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

         "Fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan.

         "Liabilities" and "expenses" shall include, without limitation: liabilities, losses, damages, judgments, fines, penalties, amounts paid in settlement, expenses, attorneys' fees and costs.

         "Other enterprises" shall include employee benefit plans.

         "Serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the

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Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner not opposed to the best interests of the Corporation.

         SECTION 2. INDEMNIFICATION. The Corporation shall indemnify, to the full extent that it shall have power under applicable law to do so and in a manner permitted by such law, any person made or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Corporation against liabilities and expenses reasonably incurred or paid by such person in connection with such action, suit or proceeding. The Corporation may indemnify, to the full extent that it shall have power under applicable law to do so and in a manner permitted by such law, any person made or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against liabilities and expenses reasonably incurred or paid by such person in connection with such action, suit or proceeding. The indemnification provided by or granted pursuant to this ARTICLE VII shall not be deemed exclusive of any other rights to which any person indemnified or being advanced expenses may be entitled under any statute, bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

         The provisions of this ARTICLE VII shall be deemed to be a contract between the Corporation and each director or officer who serves in any such capacity at any time while this ARTICLE VII and the relevant provisions of the General Corporation Law of the State of Delaware or other applicable law, if any, are in effect, and any repeal or modification of such law or of this
ARTICLE VII shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

         SECTION 3. INSURANCE. The Corporation may purchase and maintain insurance on behalf of any person referred to in the preceding paragraph against any liability asserted against and

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incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this
ARTICLE VII or otherwise.

ARTICLE 8

                                   AMENDMENTS

         Unless otherwise provided in the Certificate of Incorporation the power to make, alter, amend or repeal the by-laws of the corporation shall be vested in the stockholders entitled to vote. The bylaws may contain any provisions for the regulation and management of the affairs of the corporation not inconsistent with Delaware Law or the Certificate of Incorporation.


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